NUMBER

CERT.9999

COMMON STOCK

SinglePoint

SINGLEPOINT, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

AUTHORIZED COMMON SHARES: 2,000,000,000

SHARES

* 9000000000 *

COMMON STOCK

SEE REVERSE FOR STATEMENTS RELATING TO RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS IF ANY

CUSIP 82932V 10 2

THIS CERTIFIES THAT

*** SPECIMEN ***

IS THE REGISTERED OWNER OF

*** NINE BILLION ***

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.0001 EACH, OF

SINGLEPOINT, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION HEREOF, IN PERSON OR BY DULY AUTHORIZED ATTORNEY, UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSER AGENT AND REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

COMMON STOCK

DATED: **JANUARY 01, 2009**

SIGNED AND AUTHORIZED

WIL RALSTON, PRESIDENT

GREGORY LAMBRECHT, CEO

SEAL:

Singlepoint, Inc. CORPORATE SEAL October 15, 2007 NEVADA

COUNTERSIGNED & REGISTERED:

WEST COAST STOCK TRANSFER, INC.

WEST COAST STOCK TRANSFER

BY: ____________________

AUTHORIZED SIGNATURE

SC01407/1329

999999ZZ9

B 999999

AC:ACCT999